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     Coopers
     & Lybrand








                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of Franklin Resources, Inc. on Form S-3 for the issuance of debt securities of our report dated December 3, 1993, on our audits of the consolidated financial statements and financial statement schedules of Franklin Resources, Inc. We also consent to the reference to our firm under the caption "Experts".



     COOPERS & LYBRAND
     San Francisco, California
     April 8, 1994